Exhibit (c)(10)

CONFIDENTIAL Project Ocean Option B Discussion Materials Goldman, Sachs & Co. June 22, 2008

CONFIDENTIAL TabIe of Contents I. Situation Update II. Overview of CastlePoint Projections III. Pro Forma Impact of Tower Alternatives A. Tower Proposal B. Pro Forma Case with Quota Share Reduction IV. Analysis of Tower Capital Management Alternatives Appendix A: Public Market Performance of CastlePoint This draft presentation is confidential and was prepared solely for the Special Committee of the Board of Directors of CastlePoint Holdings. Consequently, distribution of this draft presentation to any other parties, including the management of CastlePoint Holdings, is strictly at the discretion of the Special Committee. This presentation is based entirely on publicly available information and information provided by the managements of CastlePoint Holdings and Tower Group, respectively, and has not been independently verified by Goldman, Sachs & Co. or any of its affiliates (collectively, "Goldman Sachs’). Goldman Sachs does not make any representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this presentation and any liability therefore (including in respect of direct, indirect or consequential loss or damage) is expressly disclaimed. Goldman Sachs is acting as financial advisor to Special Committee of the Board of Directors of CastlePoint Holdings.

CONFIDENTIAL I. Situation Update Situation Update 1

CONFIDENTIAL Situation Update June 3rd Board Meeting 1Today 18-Jun-2008 % Change Stock Price CastlePoint $ 10.79 $ 9.87 (8.5)% Tower 26.07 25.17 (3.5) Exchange Ratio 0.414 x 0.392 x (5.3)% 2009 IBES P/E CastlePoint 4.9 x 4.5 x (8.4)% Tower 7.7 7.5 (3.0) Price / Book (ex-AOCI) CastlePoint 0.96 x 0.87 x (8.9)% Tower 1.86 1.79 (3.7) Source: Factset, IBES 1 Market data in June 3rd presentation to Special Committee as of 30-May-2008. Situation Update 2

CONFIDENTIAL

Goldman Sachs

# Updated Option B Rationale and Key Considerations

**CastlePoint Perspective**

## Rationale

- Potential for CastlePoint shareholders to receive a meaningful premium for their shares
- Provides partial liquidity (cash consideration) and allows CastlePoint shareholders to share in combined company upside for portion of consideration paid in Tower stock
- Participation in potential upside in Tower shares
  - Transaction "de-leverages" Tower
  - Potential for Tower EPS accretion and significant increase in tangible book value per share
  - Potential to reallocate capital from third party reinsurance business to more profitable primary business ("capital rotation"), either organically or through acquisitions
  - Potential for combined company to improve quota share economics with 3rd party reinsurers
- Aligns management and shareholders; removes potential conflicts of interest
- Original CastlePoint corporate thesis – capital allocation from lower cost of capital provider based in Bermuda – less valid today as CastePoint valuation implies 15%+ cost of capital and industry is perceived as significantly over-capitalized

## Key Considerations

- Material tax costs and loss of Bermuda platform could impact Tower's valuation and therefore the value to CastlePoint shareholders
- Preliminary price indication from Lazard is well-below IPO price
  - Represents only a modest premium to 3/31/2008 tangible book value
- Significant uncertainties surrounding other strategic alternatives
  - Possibility of Tower reducing or eliminating reinsurance arrangements with CastlePoint
  - Difficulties associated with building 3rd party reinsurance business
  - Lack of standalone operating capabilities/ dependence on Tower systems and people
  - Uncertainty around ability to sell CastePoint to other potential acquirors
    - Significant overcapitalization at many insurers/ reinsurers
    - CastlePoint business model is limited

Situation Update 3

CONFIDENTIAL II. Overview of CastlePoint Projections Overview of CastlePoint Projections 4

CONFIDENTIAL

Goldman Sachs

# Summary Overview of Projected Financials Scenarios

**Management Estimates**

**($ in millions)**

| | A2 | B1 | B1 Stressed |
|---|---|---|---|
| **Relationship with Tower** | ■ Continued reinsurance relationship with Tower | ■ Reinsurance relationship with Tower scaled back over time | ■ Reinsurance relationship with Tower drastically reduced in 2010 |
| **Third Party Business** | ■ Tower receives 50% of the pooled CastlePoint-generated business<br>10% YoY growth in Programs and Risk Sharing | ■ Tower receives none of the pooled CastlePoint-generated business<br>■ 20% YoY growth in Programs and Risk Sharing | ■ Tower receives none of the pooled CastlePoint-generated business<br>■ 15% YoY growth in Programs and Risk Sharing |
| **Tower Business** | ■ 10% YoY growth in Brokerage business<br>■ Brokerage quota share from Tower to CPRE at 35% in 2010 and thereafter | ■ YoY growth in Brokerage business reduced to 4%<br>■ Brokerage quota share from Tower to CPRE reduced to 25% in 2010 and thereafter | ■ YoY growth in Brokerage business reduced to 4%<br>■ Brokerage quota share from Tower to CPRE reduced to 6.25% in 2010 and thereafter |
| **Capital Management** | ■ None | ■ None | ■ None |

*Note: Projections provided by CastlePoint management.*

Overview of CastlePoint Projections 5

CONFIDENTIAL

Goldman Sachs

# Comparison of Projected Financials Scenarios

## A2 Management Estimates

**($ in millions)**

| | A2 Mgmt Projections | | | | | '08 - '12 |
|---|---|---|---|---|---|---|
| | 2008E | 2009E | 2010E | 2011E | 2012E | CAGR / Avg |
| **Net Premiums Written** | | | | | | |
| Third Party Business | $ 264.2 | $ 281.8 | $ 310.9 | $ 344.1 | $ 380.5 | 9.6 % |
| Tower Generated Business | 313.1 | 345.7 | 352.1 | 389.2 | 430.1 | 8.3 |
| Total Net Premiums Written | $ 577.3 | $ 627.6 | $ 663.0 | $ 733.3 | $ 810.6 | 8.9 % |
| Operating Income | $ 69.3 | $ 91.6 | $ 103.8 | $ 115.2 | $ 126.6 | 16.3 % |
| Operating EPS[1] | $ 1.81 | $ 2.39 | $ 2.71 | $ 3.01 | $ 3.31 | 16.3 |
| ROACE (Ex-AOCI) | 15.7 % | 17.8 % | 17.2 % | 16.3 % | 15.5 % | 16.5 % |
| **Underwriting Ratios** | | | | | | |
| Third Party Business Loss Ratio | 58.1 % | 59.9 % | 60.9 % | 61.8 % | 62.4 % | 60.6 % |
| Third Party Business Expense Ratio | 34.1 | 33.6 | 32.9 | 32.8 | 32.7 | 33.2 |
| Third Party Business Combined Ratio | 92.2 % | 93.5 % | 93.9 % | 94.5 % | 95.1 % | 93.8 % |
| Tower Business Loss Ratio | 54.9 % | 55.2 % | 56.3 % | 57.4 % | 58.9 % | 56.5 % |
| Tower Business Expense Ratio | 37.4 | 37.1 | 36.9 | 36.7 | 36.2 | 36.9 |
| Tower Business Combined Ratio | 92.3 % | 92.3 % | 93.2 % | 94.1 % | 95.1 % | 93.4 % |
| Equity (Ex-AOCI) | $ 471.3 | $ 555.2 | $ 651.2 | $ 758.7 | $ 877.6 | 16.8 % |
| Statutory Surplus | 469.5 | 562.3 | 657.6 | 755.1 | 852.9 | 16.1 |
| NPW / Surplus | 1.23 x | 1.12 x | 1.01 x | 0.97 x | 0.95 x | 1.06 x |

*Note: Projections provided by CastlePoint management.*
*[1] Operating EPS divided by fully-diluted shares outstanding.*

Overview of CastlePoint Projections 6

CONFIDENTIAL Comparison of Projected Financials Scenarios B1 Management Estimates ($ in millions) B1 Mgmt Projections ‘08 - ‘12 CAGR / Avg 2008E 2009E 2010E 2011E 2012E Net Premiums Written Third Party Business Tower Generated Business Total Net Premiums Written $ 264.2 313.1 $ 266.3 147.3 $ 304.9 156.3 $ 353.0 177.1 $ 409.0 200.5 11.5% (10.5) $ 577.3 $ 413.6 $ 461.2 $ 530.1 $ 609.5 1.4 % Operating Income Operating EPS1 $ 69.3 $ 1.81 $ 77.6 $ 2.03 $ 73.7 $ 1.92 $ 82.7 $ 2.16 $ 91.4 $ 2.39 7.2% 7.2 ROACE (Ex-AOCI) Underwriting Ratios Third Party Business Loss Ratio Third Party Business Expense Ratio 15.7% 58.1% 34.1 15.3% 59.8% 35.4 12.8% 60.9% 34.9 12.8% 61.7% 34.7 12.6% 62.4% 34.8 13.9% 60.6 %A 34.8 Third Party Business Combined Ratio 92.2% 95.2% 95.8% 96.4% 97.2% 95.4 % Tower Business Loss Ratio Tower Business Expense Ratio 54.9% 37.4 55.6% 36.6 57.7% 38.6 58.9% 38.7 60.4% 38.8 57.5% 38.0 Tower Business Combined Ratio 92.3% 92.1% 96.2% 97.6% 99.2% 95.5 % Equity (Ex-AOCI) Statutory Surplus NPW / Surplus Note: Projections provided by CastlePoint management. 1 Operating EPS divided by fully-diluted shares outstanding. $ 471.3 469.5 1.23 x $ 541.2 588.6 0.70 x $ 607.2 654.4 0.70 x $ 682.2 723.6 0.73 x $ 765.8 788.8 0.77 x 12.9% 13.8 0.83 x Overview of CastlePoint Projections 7

CONFIDENTIAL

Goldman Sachs

# Comparison of Projected Financials Scenarios

**B1 Stressed Management Estimates [TBU Joel]**

**($ in millions)**

| | B1 Stressed Mgmt Projections | | | | | '08 - '12 |
|---|---|---|---|---|---|---|
| | 2008E | 2009E | 2010E | 2011E | 2012E | CAGR / Avg |
| **Net Premiums Written** | | | | | | |
| Third Party Business | $ 248.5 | $ 257.1 | $ 287.2 | $ 321.9 | $ 360.8 | 9.8 % |
| Tower Generated Business | 333.5 | 158.8 | 35.9 | 40.2 | 45.0 | (39.4) |
| Total Net Premiums Written | $ 582.0 | $ 415.9 | $ 323.1 | $ 362.0 | $ 405.8 | (8.6)% |
| Operating Income | $ 63.7 | $ 70.6 | $ 58.6 | $ 57.9 | $ 62.3 | (0.6)% |
| Operating EPS[1] | $ 1.66 | $ 1.84 | $ 1.53 | $ 1.51 | $ 1.63 | (0.6) |
| ROACE (Ex-AOCI) | 14.6 % | 14.2 % | 10.6 % | 9.6 % | 9.5 % | 11.7 % |
| **Underwriting Ratios** | | | | | | |
| Third Party Business Loss Ratio | 58.9 % | 60.4 % | 61.5 % | 62.3 % | 62.9 % | 61.2 % |
| Third Party Business Expense Ratio | 35.0 | 36.0 | 35.6 | 35.4 | 35.6 | 35.5 |
| Third Party Business Combined Ratio | 93.8 % | 96.4 % | 97.1 % | 97.7 % | 98.5 % | 96.7 % |
| Tower Business Loss Ratio | 54.8 % | 55.4 % | 59.1 % | 68.0 % | 69.8 % | 61.4 % |
| Tower Business Expense Ratio | 37.9 | 37.0 | 40.8 | 48.1 | 48.1 | 42.4 |
| Tower Business Combined Ratio | 92.7 % | 92.4 % | 99.9 % | 116.1 % | 118.0 % | 103.8 % |
| Equity (Ex-AOCI) | $ 465.7 | $ 528.6 | $ 579.4 | $ 629.6 | $ 684.1 | 10.1 % |
| Statutory Surplus | 478.8 | 598.9 | 685.5 | 745.5 | 799.7 | 13.7 |
| NPW / Surplus | 1.22 x | 0.69 x | 0.47 x | 0.49 x | 0.51 x | 0.67 x |

*Note: Projections provided by CastlePoint management.*
*[1] Operating EPS divided by fully-diluted shares outstanding.*

Overview of CastlePoint Projections 8

CONFIDENTIAL CastlePoint Analysis at Various Prices ($ in millions) Current Offer Range Premium to Current Price of $9.87 (18-Jun-2008) 0.0% 19.0% 24.1% 31.7% 36.8% 41.8% 46.9 % Per Share Equity Value $ 9.87 $ 11.75 $ 12.25 $ 13.00 $ 13.50 $ 14.00 $ 14.50 Aggregate Equity Value $ 378 $ 453 $ 474 $ 505 $ 525 $ 546 $ 566 Implied Exchange Ratio To Tower Current Price $ 25.17 0.39 x 0.47 x 0.49 x 0.52 x 0.54 x 0.56 x 0.58 x To Tower 3 Month VWAP 25.52 0.39 0.46 0.48 0.51 0.53 0.55 0.57 Premium to 52 Week / All-Time High $ 15.54 (36.5)% (24.4)% (21.2)% (16.3)% (13.1)% (9.9)% (6.7)% IPO Price 14.50 (31.9) (19.0) (15.5) (10.3) (6.9) (3.4) 0.0 1 Year VWAP 11.80 (16.4) (0.4) 3.8 10.2 14.4 18.6 22.9 3 Month VWAP 10.09 (2.2) 16.5 21.4 28.8 33.8 38.8 43.7 1 Month VWAP 10.46 (5.6) 12.3 17.1 24.3 29.1 33.8 38.6 Price to Book (Ex-AOCI) 3/31/2008 ($11.28 / share) $ 432 0.87 x 1.05 x 1.10 x 1.17 x 1.22 x 1.26 x 1.31 x 12/31/2008 B1 Stressed ($12.64 / share) 480 0.79 0.94 0.99 1.05 1.09 1.14 1.18 Price to Earnings per Share 2008E - A2 Projections $ 1.81 5.5 x 6.5 x 6.8 x 7.2 x 7.5 x 7.7 x 8.0 x 2009E - A2 Projections 2.39 4.1 4.9 5.1 5.4 5.6 5.9 6.1 2008E - B1 Projections $ 1.81 5.5 x 6.5 x 6.8 x 7.2 x 7.5 x 7.8 x 8.0 x 2009E - B1 Projections 2.03 4.9 5.8 6.0 6.4 6.7 6.9 7.1 2008E - B1 Stressed Projections $ 1.66 5.9 x 7.1 x 7.4 x 7.8 x 8.1 x 8.4 x 8.7 x 2009E - B1 Stressed Projections 1.84 5.4 6.4 6.7 7.1 7.3 7.6 7.9 Source: Factset, CastlePoint management Overview of CastlePoint Projections 9

CONFIDENTIAL CastlePoint Sum-of-the Parts ($ per share) For Illustrative Purposes Only A2 Management Projections B1 Management Projections $ 2.52 $ 0.68 $ 1.51 $ 0.62 $2.39 $1.83 $2.20 $1.83 $11.70 &12.97 $10.45 $(3.50) $10.45 $(1.64) $9.87 $(3.50) NO $9.87 $(1.64) Value of Value of Value of Value of Less: Less: Hold Plus: Cash Total Share Value of Value of Value of Value of Less: Less: Hold Plus: Cash Total Share Surplus Third Party Business CPM Debt Co at CPH Price (18- Surplus Third Party Business CPM Debt Co at CPH Price (18 (31-Dec- Business From Expenses (31-Dec- Jun-2008) (31-Dec- Business From Expenses (31-Dec- Jun-2008) 2007) Tower at CPH2 2007) 2007) Tower at CPH2 2007) Valuation Sensitivity Valuation Sensitivity Implied Discount Rate Implied Discount Rate P/E P/BV 12.5% 15.0% 17.5 % P/E P/BV 12.5% 15.0% 17.5% 6.9 x 1.35 x 10.0% $ 16.02 $ 14.40 $ 12.91 6.8 x 1.33 x 10.0% $ 14.14 $ 12.78 $ 11.54 6.61.29 5.0 15.25 13.68 12.25 6.4 1.27 5.0 13.55 12.24 11.04 6.3 1.23 - :7I 0.0 14.48 12.97 11.58 6.1 1.21 0.0 12.96 11.70 10.53 6.0 1.17 (5.0) 13.70 12.25 10.92 5.8 1.15 (5.0) 12.38 11.15 10.03 5.6 1.11 (10.0) 12.93 11.53 10.26 5.5 1.09 (10.0) 11.79 10.61 9.53 Note: Valuation derived from dividend discount model of each business segment using CastlePoint A2 and B1 management projections, respectively. For US domiciled business segments, ongoing dividends/cash flows calculated based on targeted NPW/surplus ratio of 1.20x; dividends are limited to greater than test" of the larger of (1) current years statutory net income or (2) 10% of current year’s statutory surplus. For Bermuda domiciled business segments, ongoing dividends/cash flows calculated based on targeted NPW/surplus ratio of 1.10x. Terminal P/B multiple derived from P/B vs. ROACE regression analysis. 1 Present value as of 18-Jun-2008. 2 Includes $3.0mm realized loss in investment income attributable to the liquidation of a limited partnership that investment primarily in tax-free bonds in 1Q2008. Overview of CastlePoint Projections 10

CONFIDENTIAL Ill. Pro Forma Impact of Tower Alternatives Pro Forma Impact of Tower Alternatives 11

CONFIDENTIAL Option B Transaction Assumptions Market Data As of 18-Jun-2008 Financial Projections CastlePoint projections based on A2 management projections, unless otherwise noted Tower projections based on A2 management projections, unless otherwise noted Purchase Accounting Adjustments Purchase accounting adjustments subject to further review with management Transaction closes 31-Dec-2008 Transaction intangibles equal to 20% of excess purchase price, amortized over 10 years (per Tower management) Assumes equity method accounting for Tower ownership in CastlePoint Assumes $20.0mm of total advisory, financing, and other deal-related expenses Transaction Related Adjustments Post-tax loss of $4.4mm in 2009 due to change in accounting from TRM to MGA (per Tower management) Pre-tax cost synergies of $5.5mm and $11.0mm in 2009 and 2010, respectively and growing at 4% thereafter CastlePoint pre-tax income subject to 35.0 % tax Assumes no savings from FET Financing Sources Straight debt, excess capital and common equity 7.0% cost of new debt 1.0% cost of financing amortized over life of debt Pro Forma Impact of Tower Alternatives 12

CONFIDENTIAL Tower Historical Trading Performance Since Tower IPO Price / NTM Earnings – As of First Estimate Price / Book Value (ex-AOCI)  Average Average 20x 18x 16x 14x 12x 10x 8x 8.4x 8.1x 6x Since IPO 6 Month 3 Month 4.8x Since IPO 6 Month 3 Month Tower 12.7 x 9.3 x 8.6 x Selected E&S Peers’ 12.0 9.3 8.9 Tower 2.6 x 2.0 x 1.8 x Selected E&S Peers 2.0 1.7 1.8 4.2x 3.6x 3.0x 2.4x 1.8x 1.2x 1.7 x 1.8x Oct-2004 Sep-2005 Aug-2006 Jul-2007 Jun-2008 Oct-2004 Sep-2005 Aug-2006 JuI-2007 Jun-2008 Tower —Selected E&S Peers’ Source: Factset and IBES Note: Price to NTM earnings as of first available Tower IBES estimates (16-Dec- 2004). 1 Selected E&S Peers include: Markel, HCC, Philadelphia Consolidated, RLI, Argo, Amtrust, United America Indemnity and Hallmark. Pro Forma Impact of Tower Alternatives 13

CONFIDENTIAL

Goldman Sachs

# Option B Pro Forma ROE Bridge

**Assumes CastlePoint Purchase Price of $12.25 per share**



Assumes 100% Stock Deal
19.1 %
0.2 %
(3.6)%
0.4 %
0.2 %
(0.7)%
15.6 %
1.3 %
16.9 %
Tower Stand Alone ROE
Combine CastlePoint
Taxes on CastlePoint Earnings
Cost Savings
New Business Growth[1]
Other Transaction Related Adjustments[2]
Pro Forma ROE w/o leverage
Impact of Leverage[3]
Pro Forma ROE w/ Leverage

Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management.
[1] Increase in underwriting and investment income due to incremental premiums written.
[2] Transaction-related adjustments include: change in accounting from TRM to MGA, transaction amortization, elimination of Tower ownership in CastlePoint.
[3] ROE attributable to using $70mm of debt and $75mm of excess capital to fund the acquisition.

Pro Forma Impact of Tower Alternatives 14

CONFIDENTIAL A. Tower Proposal Pro Forma Impact of Tower Alternatives 15

CONFIDENTIAL

Goldman Sachs

# Analysis at Various Exchange Ratios

**Tower Perspective**

### Exchange Ratio

| | | CastlePoint Purchase Price | | | | |
|---|---|---|---|---|---|---|
| | | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 |
| Prem. to Current | | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % |
| | $ 23.00 | 0.51 x | 0.53 x | 0.57 x | 0.59 x | 0.61 x |
| Tower | 24.00 | 0.49 | 0.51 | 0.54 | 0.56 | 0.58 |
| Price | 25.17 | 0.47 | 0.49 | 0.52 | 0.54 | 0.56 |
| | 26.00 | 0.45 | 0.47 | 0.50 | 0.52 | 0.54 |
| | 27.00 | 0.44 | 0.45 | 0.48 | 0.50 | 0.52 |

### 2009 EPS Accretion / Dilution (%)

| | | CastlePoint Purchase Price | | | | |
|---|---|---|---|---|---|---|
| | | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 |
| Prem. to Current | | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % |
| | $ 23.00 | 0.8 % | (1.3)% | (4.4)% | (6.5)% | (8.5)% |
| Tower | 24.00 | 2.3 | 0.2 | (2.9) | (4.9) | (6.9) |
| Price | 25.17 | 4.0 | 1.9 | (1.1) | (3.2) | (5.1) |
| | 26.00 | 5.1 | 3.1 | 0.1 | (2.0) | (3.9) |
| | 27.00 | 6.4 | 4.4 | 1.4 | (0.6) | (2.5) |

## Value Impact to Tower – Pro Forma Stock Price

### Blended Multiple (Earnings Weighted)

| | | CastlePoint Purchase Price | | | | |
|---|---|---|---|---|---|---|
| | | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 |
| Prem. to Current | | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % |
| | $ 23.00 | $ 19.35 | $ 18.95 | $ 18.35 | $ 17.95 | $ 17.57 |
| Tower | 24.00 | 19.64 | 19.24 | 18.65 | 18.25 | 17.87 |
| Price | 25.17 | 19.96 | 19.56 | 18.98 | 18.59 | 18.21 |
| | 26.00 | 20.17 | 19.78 | 19.20 | 18.81 | 18.44 |
| | 27.00 | 20.42 | 20.03 | 19.46 | 19.08 | 18.70 |

### Tower Multiple

| | | CastlePoint Purchase Price | | | | |
|---|---|---|---|---|---|---|
| | | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 |
| Prem. to Current | | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % |
| | $ 23.00 | $ 25.37 | $ 24.84 | $ 24.06 | $ 23.54 | $ 23.04 |
| Tower | 24.00 | 25.75 | 25.23 | 24.46 | 23.94 | 23.44 |
| Price | 25.17 | 26.17 | 25.66 | 24.89 | 24.38 | 23.88 |
| | 26.00 | 26.45 | 25.94 | 25.18 | 24.67 | 24.18 |
| | 27.00 | 26.77 | 26.27 | 25.52 | 25.01 | 24.53 |

Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management.

Pro Forma Impact of Tower Alternatives 16

CONFIDENTIAL Tower "Value Map" Price / Book vs. ROACE Regression Tower Stand Alone 2009 ROACE: 19.4% 2008 BPVS: $16.17 Value Map PF Price Impact - Current Discount (10.0%) to Line 2.25x 2.00x 1.75x 1.50x 1.25x 1.00x 0.75x 0.50x 0.25x R2= 54% National Interstate  Philadelphia Consolidated Amtrust  Markel. CastlePoint Purchase Price $ 11.75 $ 12.25 $ 13.00 $ 13.50 $ 14.00 Pro Forma 2009 ROACE Implied Price / BVPS Pro Forma BVPS 17.4% 1.45 x $ 18.63 16.9% 16.3% 1.42 x 1.38 x $ 18.75 $ 18.94 15.9% 1.36 x $ 19.05 15.5% 1.33 x $ 19.17 Implied Share Price $ 27.02 $ 26.69 $ 26.19 $ 25.84 $ 25.50 RLI Tower - IBES  Hallmark  HCC  Argo United America  Premium to Current 7.4% 6.0% 4.0% 2.7 % PF Price Impact - No Discount to Line 1.3 % CastlePoint Purchase Price $ 11.75 $ 12.25 $ 13.00 $ 13.50 $ 14.00 Pro Forma 2009 ROACE Implied Price / BVPS Pro Forma BVPS 17.4% 1.61 x $ 18.63 16.9% 16.3% 1.58 x 1.54 x $ 18.75 $ 18.94 15.9% 1.51 x $ 19.05 15.5% 1.48 x $ 19.17 Implied Share Price $ 30.04 $ 29.67 $ 29.11 $ 28.73 $ 28.35 6% 8% 10% 12% 14% 16% 18% 20% 22% 2009E ROACE Source: Factset . Data as of 18-Jun-2008. Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower Premium to Current 19.3% 17.9% 15.6% 14.1 % management, respectively. Pro forma adjustments per guidance of Tower management. 12.6 % Pro Forma Impact of Tower Alternatives 17

CONFIDENTIAL Pro Forma Trading Multiples Offer Range CastlePoint Purchase Price $ 11.75 $ 12.25 $ 13.00 $ 13.50 $ 14.00 $ 11.75 Premium to Current: $9.87 19.0% 24.1% 31.7% 36.8% 41.8% 19.0 % Premium to 3 Month VWAP: $10.09 16.5 21.4 28.8 33.8 38.8 $ 16.45 Implied 2009E P/E at Pro Forma Price Tower Current $ 22.00 7.4 x 6.2 x 6.4 x 6.6 x 6.7 x 6.8 x 5.9 x 24.00 6.8 7.0 7.2 7.3 7.5 6.5 26.00 7.4 7.5 7.8 7.9 8.1 7.0 28.00 8.0 8.1 8.4 8.5 8.7 7.6 30.00 8.5 8.7 9.0 9.1 9.3 8.1 Implied Price / 12/31/2008 Book Value at Pro Forma Price $ 22.00 1.56 x 1.18 x 1.17 x 1.16 x 1.15 x 1.15 x 1.24 x 24.00 1.29 1.28 1.27 1.26 1.25 1.35 26.00 1.40 1.39 1.37 1.36 1.36 1.46 28.00 1.50 1.49 1.48 1.47 1.46 1.57 30.00 1.61 1.60 1.58 1.57 1.57 1.69 Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management. Pro Forma Impact of Tower Alternatives 18

Goldman Sachs

CONFIDENTIAL

# Analysis at Various Exchange Ratios

## CastlePoint Perspective

### Value Impact to CastlePoint – Pro Forma Stock Price

**Blended Multiple (Earnings Weighted)**

| | | CastlePoint Purchase Price | | | | |
|---|---|---|---|---|---|---|
| | | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 |
| Prem. to Current | | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % |
| | $ 23.00 | $ 10.42 | $ 10.68 | $ 11.05 | $ 11.27 | $ 11.49 |
| Tower | 24.00 | 10.22 | 10.49 | 10.85 | 11.07 | 11.28 |
| Price | 25.17 | 10.01 | 10.27 | 10.63 | 10.85 | 11.06 |
| | 26.00 | 9.87 | 10.12 | 10.48 | 10.70 | 10.91 |
| | 27.00 | 9.70 | 9.96 | 10.31 | 10.52 | 10.73 |

**Tower Multiple**

| | | CastlePoint Purchase Price | | | | |
|---|---|---|---|---|---|---|
| | | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 |
| Prem. to Current | | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % |
| | $ 23.00 | $ 12.61 | $ 12.96 | $ 13.45 | $ 13.74 | $ 14.02 |
| Tower | 24.00 | 12.36 | 12.71 | 13.18 | 13.47 | 13.75 |
| Price | 25.17 | 12.08 | 12.42 | 12.89 | 13.18 | 13.45 |
| | 26.00 | 11.90 | 12.23 | 12.70 | 12.98 | 13.25 |
| | 27.00 | 11.68 | 12.01 | 12.47 | 12.75 | 13.02 |

### Value Impact to CastlePoint – Implied Premium / Discount to Current Price

**Blended Multiple (Earnings Weighted)**

| | | CastlePoint Purchase Price | | | | |
|---|---|---|---|---|---|---|
| | | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 |
| Prem. to Current | | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % |
| | $ 23.00 | 5.5 % | 8.2 % | 12.0 % | 14.2 % | 16.4 % |
| Tower | 24.00 | 3.6 | 6.2 | 9.9 | 12.2 | 14.3 |
| Price | 25.17 | 1.4 | 4.0 | 7.7 | 9.9 | 12.0 |
| | 26.00 | (0.0) | 2.6 | 6.2 | 8.4 | 10.5 |
| | 27.00 | (1.7) | 0.9 | 4.4 | 6.8 | 8.7 |

**Tower Multiple**

| | | CastlePoint Purchase Price | | | | |
|---|---|---|---|---|---|---|
| | | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 |
| Prem. to Current | | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % |
| | $ 23.00 | 27.8 % | 31.3 % | 36.2 % | 39.2 % | 42.0 % |
| Tower | 24.00 | 25.2 | 28.7 | 33.6 | 36.5 | 39.3 |
| Price | 25.17 | 22.4 | 25.9 | 30.6 | 33.5 | 36.3 |
| | 26.00 | 20.5 | 23.9 | 28.6 | 31.5 | 34.3 |
| | 27.00 | 18.3 | 21.7 | 26.4 | 29.2 | 32.0 |

*Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management.*

Pro Forma Impact of Tower Alternatives 19

CONFIDENTIAL Option B Pro Forma Impact Assumes Purchase Price of $12.25 per Share ($ in millions, except per share amounts) Pro Forma Income Pro Forma Equity Projected Projected Close 2009E 2010E 2011E Close 2000E 2010E 2011E Stand Alone Income CastlePoint Stand Alone Net Income - A2 management Tower Stand Alone Net Income - A2 management Business-Related Adjustments Plus: Cost Synergies (post-tax) Plus: Change In Accounting from TRM to MGA (post-tax) Less: Taxes on CastlePoint Net Income Transaction-Related Adjustments Plus: FAS 115 Purchase Accounting Amortization Less: Interest on New Debt Issued (post-tax) Less: Amortization of Debt Issuance Fee (post-tax) Less: Elimination of Tower Ownership of CastlePoint Shares $ 91.6 80.0 $ 3.6 (4.4) (32.1) $ 0.0 (3.2) (0.1) (4.0) S 103.8 94.6 $ 7.2 (0.9) (38.3) $ 0.0 (3.2) (0.1) (4.5) $ 115.2 113.3 $ 7.4 (1.0) (40.3) $ 0.0 (3.2) (0.1) (5.0) Beginning Common Equity Plus: New Equity Issued Less: Transaction Fees (Excl. Financing Fees) Pro Forma Net Income Less: Common Dividends Ending Common Equity (ex. AOCI) Total Intangibles and Goodwill Ending Tangible Common Equity (ex. AOCI) Pro Forma Operating ROACE Tower Stand Alone Operating ROACE $ 381.3 317.8 (19.3) $ 679.6 125.1 (7.3) $ 797.7 149.7 (7.3) $ 940.1 178.5 (7.3) $ 679.8 24.2 $ 797.7 24.2 $ 940.1 24.2 $ 1,111.4 24.2 $ 655.6 $ 773.5 16.9% 19.1 $ 915.9 17.2% 18.9 $ 1,087.1 17.4% 18.9 Operating ROACE BPS Change (216)bps (163) bps (145) bps Pro Forma Operating ROATCE Tower Stand Alone Operating ROATCE 17.5% 21.1 17.7% 20.5 17.8% 20.2 Pro Forma Net Income $ 125.1 $ 149.7 $ 178.5 Pro Forma Shares Beginning Shares Outstanding Plus: Shares Issued Ending Shares Outstanding Average Shares Outstanding 23.6 12.6 36.3 36.3 36.3 - - - Operating ROATCE BPS Change (362) bps (279) bps (239) bps Pro Forma BVPS (ex. AOCI) Tower Stand Alone BVPS (ex. AOCI) $ 18.75 16.14 $ 22.00 19.33 $ 25.93 23.13 $ 30.66 27.72 36.3 36.3 36.3 36.3 36.3 36.3 36.3 BVPS Accretion / (Dilution) 16.2% 13.9% 12.1% 10.6 % Pro Forma EPS Tower Stand Alone EPS - A2 management Accretion / Dilution ($) Accretion / Dilution (%) $ 3.45 3.39 $ 0.07 1.9% $ 4.13 4.00 $ 0.13 3.1% $ 4.92 4.79 $ 0.13 2.7 % Pro Forma Tangible BVPS (ex. AOCI) Tower Stand Alone Tangible BVPS (ex. AOCI) $ 18.09 14.43 $ 21.34 17.62 $ 25.27 21.42 $ 29.99 26.02 Tangible BVPS Accretion / (Dilution) 25.3% 21.1% 17.9% 15.3 % Credit Statistics Pro Fora Debt / TAC 21.0% 16.1 % Tower Stand Alone Debt / TAC 10.9 9.1 Pro Forma Debt / Tangible TAC 21.6% 16.4 % Tower Stand Alone Debt / Tangible TAC 11.9 9.8 respectively. Pro forma adjustments per guidance of Tower management. 14.2% 7.8 14.5% 8.3 12.4% 6.7 12.6% 7.1 Sources CastlePoint Cash On-Hand Cash Contribution from CPRillegible Debt Common Equity $ 25.0 45.0 70.0 317.8 by CastlePoint and Tower management, Total Sources $ 457.8 Uses Gross Aggregate Purchase Price for CastlePoint Equity Less: Value of CastlePoint Shares owned by Tower Net Aggregate Purchase Price for CastlePoint Equity Total Transaction Fees and Expenses $ 469.0 (31.2) $ 437.8 20.0 Total Uses $ 457.8 Pro Forma Ownership Tower 65.2 % CastlePoint 34.8 Note: CastlePoint A2 projections and Tower A2 projections provided  Pro Forma Impact of Tower Alternatives 20

CONFIDENTIAL

Goldman Sachs

# Option B Pro Forma Impact

## Sources and Uses

**($ in millions)**

| | Offer Range | | | | | |
|---|---|---|---|---|---|---|
| **CastlePoint Purchase Price** | **$ 11.75** | **$ 12.25** | **$ 13.00** | **$ 13.50** | **$ 14.00** | **$ 11.75** |
| **Premium to Current: $9.87** | **19.0 %** | **24.1 %** | **31.7 %** | **36.8 %** | **41.8 %** | **19.0 %** |
| **Premium to 3 Month VWAP: $10.09** | **16.5** | **21.4** | **28.8** | **33.8** | **38.8** | **16.5** |
| **Sources:** | | | | | | |
| CastlePoint Cash On-Hand | $ 25.0 | $ 25.0 | $ 25.0 | $ 25.0 | $ 25.0 | $ 125.0 |
| Cash Contribution from CPRe | 45.0 | 45.0 | 45.0 | 45.0 | 45.0 | 45.0 |
| Debt | 70.0 | 70.0 | 70.0 | 70.0 | 70.0 | 70.0 |
| Common Equity | 299.9 | 317.8 | 344.6 | 362.5 | 380.4 | 199.9 |
| Total Sources | $ 439.9 | $ 457.8 | $ 484.6 | $ 502.5 | $ 520.4 | $ 439.9 |
| **Uses:** | | | | | | |
| Gross Aggregate Purchase Price for CastlePoint Equity | $ 449.9 | $ 469.0 | $ 497.8 | $ 516.9 | $ 536.1 | $ 449.9 |
| Less: Value of CastlePoint Shares owned by Tower | (30.0) | (31.2) | (33.2) | (34.4) | (35.7) | (30.0) |
| Net Aggregate Purchase Price for CastlePoint Equity | $ 419.9 | $ 437.8 | $ 464.6 | $ 482.5 | $ 500.4 | $ 419.9 |
| Plus: Transaction Fees and Expenses | 20.0 | 20.0 | 20.0 | 20.0 | 20.0 | 20.0 |
| Total Uses | $ 439.9 | $ 457.8 | $ 484.6 | $ 502.5 | $ 520.4 | $ 439.9 |
| **Pro Forma Ownership** | | | | | | |
| Tower Ownership | 66.5 % | 65.2 % | 63.3 % | 62.1 % | 61.0 % | 74.8 % |
| CastlePoint Ownership | 33.5 | 34.8 | 36.7 | 37.9 | 39.0 | 25.2 |

*Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management.*

Pro Forma Impact of Tower Alternatives 21

CONFIDENTIAL Pro Forma Impact Tower Perspective ($ in millions) Goldman Sachs CastlePoint Purchase Price Premium to Current: $9.87 Premium to 3 Month VWAP: $10.09 Offer Range $ 13.00 31.7% 28.8 $ 13.50 36.8% 33.8 $ 14.00 41.8% 38.8 $ 11.75 19.0% 16.5 $ 11.75 19.0% 16.5 $ 12.25 24.1% 21.4 EPS Accretion / (Dilution) Delta Tower A2 management 2009E $ 3.39 $ 0.13 $ 0.07 $(0.04) $(0.11) $(0.17) $ 0.32 % EPS Accrretion / (Dilution) 4.0% 1.9% (1.1)% (3.2)% (5.1)% 9.4% 2010E $ 4.00 $ 0.21 $ 0.13 $ 0.00 $(0.08) $(0.16) $ 0.28 % EPS Accrretion / (Dilution) 5.2% 3.1% 0.1% (2.0)% (3.9)% 6.9 % ROACE (ex. AOCI) Delta (bps) 2009E 19.1% (174) bps (216) bps (277) bps (317) bps (355) bps (15) bps 2010E 18.9 (127) bps (163) bps (216) bps (250) bps (283) bps (52) bps ROATCE (ex. AOCI) Delta (bps) 2009E 21.1% (365) bps (362) bps (357) bps (354) bps (350) bps (203) bps 2010E 20.5 (282) bps (279) bps (274) bps (270) bps (266) bps (204) bps Pro Forma Common BVPS ex. AOCI 31-Dec-2008 (At Close) - Stated $ 16.14 15.4% 16.2% 17.3% 18.0% 18.7% 10.3% 31-Dec-2008 (At Close) - Tangible 14.43 28.1 25.3 21.2 18.5 15.8 22.2 Adjusted Debt / TAC 31-Dec-2008 (At Close) 10.9% 21.6% 21.0% 20.1% 19.5% 19.0% 31.2 % Adjusted Debt / Tangible Capital 31-Dec-2008 (At Close) 11.9% 21.8% 21.6% 21.4% 21.2% 21.1% 31.4% Tower Share Price Impact: P / E Basis Blended 2009 P / E (Earnings Weighted) 5.7 x $ 19.96 $ 19.56 $ 18.98 $ 18.59 $ 18.21 $ 21.00 Tower 2009 P / E 7.4 26.17 25.66 24.89 24.38 23.88 27.53 Premium to Current Tower ($25.17) Blended 2009 P / E (Earnings Weighted) Tower 2009 P / E 5.7 x 7.4 (20.7)% 4.0 (22.3)% 1.9 (24.6)% (1.1) (26.1)% (3.2) (27.6)% (5.1) (16.6)% 9.4 Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management. Pro Forma Impact of Tower Alternatives 22

CONFIDENTIAL Option B Pro Forma Impact CastlePoint Perspective ($ in millions) Offer Range CastlePoint Purchase Price $ 11.75 $ 12.25 $ 13.00 $ 13.50 $ 14.00 $ 11.75 Premium to Current: $9.87 19.0% 24.1% 31.7% 36.8% 41.8% 19.0 % Premium to 3 Month VWAP: $10.09 16.5 21.4 28.8 33.8 38.8 16.5 Exchange Ratio 0.33 x 0.35 x 0.38 x 0.40 x 0.42 x 0.22 x 2009 EPS - CastlePoint Perspective Pro Forma EPS $ 1.17 $ 1.22 $ 1.28 $ 1.32 $ 1.36 $ 0.82 Accretion / Dilution ($) (1.22) (1.17) (1.11) (1.07) (1.03) (1.57) Accretion / Dilution (%) (50.9)% (49.0)% (46.4)% (44.8)% (43.2)% (65.6)% Cash Consideration to CastlePoint Shareholders $ 3.36 $ 3.36 $ 3.36 $ 3.36 $ 3.36 $ 6.16 Value of Tower Shares - CastlePoint Perspective Blended 2009 P / E (Earnings Weighted) 5.7 x $ 6.65 $ 6.91 $ 7.27 $ 7.49 $ 7.70 $ 4.67 Tower 2009 P / E 7.4 8.73 9.06 9.54 9.82 10.10 6.12 Blended 2009 P / E (Earnings Weighted) Pro Forma Value to CastlePoint Shareholders 5.7 x $ 10.01 $ 10.27 $ 10.63 $ 10.85 $ 11.06 $ 10.82 Premium / (Discount) to Current: $9.87 1.4% 4.0% 7.7% 9.9% 12.0% 9.6 % Premium / (Discount) to Offer Price (14.8) (16.2) (18.2) (19.6) (21.0) (7.9) Tower 2009 P / E Pro Forma Value to CastlePoint Shareholders 7.4 x $ 12.08 $ 12.42 $ 12.89 $ 13.18 $ 13.45 $ 12.27 Premium / (Discount) to Current: $9.87 22.4% 25.9% 30.6% 33.5% 36.3% 24.4 % Premium / (Discount) to Offer Price 2.8 1.4 (0.8) (2.4) (3.9) 4.5 Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management. Pro Forma Impact of Tower Alternatives 23

CONFIDENTIAL B. Pro Forma Case with Quota Share Reduction Pro Forma Impact of Tower Alternatives 24

CONFIDENTIAL

Goldman Sachs

# Analysis at Various Exchange Ratios

## Tower Perspective

### Exchange Ratio

| | | CastlePoint Purchase Price | | | | |
|---|---|---|---|---|---|---|
| | | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 |
| Prem. to Current | | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % |
| | $ 23.00 | 0.51 x | 0.53 x | 0.57 x | 0.59 x | 0.61 x |
| Tower | 24.00 | 0.49 | 0.51 | 0.54 | 0.56 | 0.58 |
| Price | 25.17 | 0.47 | 0.49 | 0.52 | 0.54 | 0.56 |
| | 26.00 | 0.45 | 0.47 | 0.50 | 0.52 | 0.54 |
| | 27.00 | 0.44 | 0.45 | 0.48 | 0.50 | 0.52 |

### 2009 EPS Accretion / Dilution (%)

| | | CastlePoint Purchase Price | | | | |
|---|---|---|---|---|---|---|
| | | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 |
| Prem. to Current | | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % |
| | $ 23.00 | 6.8 % | 4.3 % | 0.6 % | (1.8)% | (4.2)% |
| Tower | 24.00 | 8.1 | 5.6 | 2.0 | (0.5) | (2.8) |
| Price | 25.17 | 9.4 | 7.0 | 3.4 | 1.0 | (1.2) |
| | 26.00 | 10.3 | 7.9 | 4.4 | 2.0 | (0.2) |
| | 27.00 | 11.3 | 9.0 | 5.5 | 3.2 | 1.0 |

### Value Impact to Tower – Pro Forma Stock Price

#### Blended Multiple (Earnings Weighted)

| | | CastlePoint Purchase Price | | | | |
|---|---|---|---|---|---|---|
| | | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 |
| Prem. to Current | | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % |
| | $ 23.00 | $ 20.51 | $ 20.03 | $ 19.32 | $ 18.85 | $ 18.40 |
| Tower | 24.00 | 20.74 | 20.27 | 19.57 | 19.11 | 18.67 |
| Price | 25.17 | 21.00 | 20.53 | 19.85 | 19.39 | 18.96 |
| | 26.00 | 21.16 | 20.71 | 20.03 | 19.58 | 19.15 |
| | 27.00 | 21.36 | 20.91 | 20.25 | 19.80 | 19.37 |

#### Tower Multiple

| | | CastlePoint Purchase Price | | | | |
|---|---|---|---|---|---|---|
| | | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 |
| Prem. to Current | | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % |
| | $ 23.00 | $ 26.90 | $ 26.27 | $ 25.34 | $ 24.72 | $ 24.13 |
| Tower | 24.00 | 27.20 | 26.58 | 25.67 | 25.06 | 24.48 |
| Price | 25.17 | 27.53 | 26.93 | 26.03 | 25.43 | 24.86 |
| | 26.00 | 27.75 | 27.16 | 26.27 | 25.68 | 25.11 |
| | 27.00 | 28.01 | 27.42 | 26.55 | 25.97 | 25.41 |

*Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management.*

Pro Forma Impact of Tower Alternatives 25

CONFIDENTIAL Tower “Value Map” Price / Book vs. ROACE Regression Tower Stand Alone 2009 ROACE: 19.4% 2008 BPVS: $16.17 Price/2008E Book value (ex. AOCI) Value Map PF Price Impact – Current Discount (10.0%) to Line 2.25x 2.00x 1.75x 1.50x 1.25x 1.00x 0.75x 0.50x 0.25x CastlePoint Purchase Price R2 = 54% $ 11.75 $ 12.25 $ 13.00 $ 13.50 $ 14.00 National Pro Forma 2009 ROACE 18.9% 18.4% 17.7% 17.2% 16.7 % interstate Implied Price / BVPS 1.56 x 1.52 x 1.47 x 1.44 x 1.41 x Philadelphia Pro Forma BVPS $ 17.80 $ 17.96 $ 18.19 $ 18.34 $ 18.48 Consolidated Amtrust  Market.  Implied Share Price $ 27.69 $ 27.31 $ 26.75 $ 26.35 $ 25.98 RLI i-Tower - IBES Premium to Current 10.0% 8.5% 6.3% 4.7% 3.2 %  Hallmark PF Price Impact – No Discount to Line  HCC CastlePoint Purchase Price  $ 11.75 $ 12.25 $ 13.00 $ 13.50 $ 14.00 Argo United America Pro Forma 2009 ROACE 18.9% 18.4% 17.7% 17.2% 16.7 %  Implied Price / BVPS 1.73 x 1.69 x 1.63 x 1.60 x 1.56 x Pro Forma BVPS $ 17.80 $ 17.96 $ 18.19 $ 18.34 $ 18.48 Implied Share Price $ 30.78 $ 30.36 $ 29.73 $ 29.29 $ 28.88 6% Source: Factset. Note: CastlePoint 8% 10% 12% 14% 16% 18% 20% 22% Premium to Current 22.3% 20.6% 18.1% 16.4% 14.7% 2009E ROACE Data as of 18-Jun-2008. A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management. Pro Forma Impact of Tower Alternatives 26

CONFIDENTIAL Pro Forma Trading Multiples Offer Range CastlePoint Purchase Price $ 11.75 $ 12.25 $ 13.00 $ 13.50 $ 14.00 $ 11.75 Premium to Current: $9.87 19.0% 24.1% 31.7% 36.8% 41.8% 19.0 % Premium to 3 Month VWAP: $10.09 16.5 21.4 28.8 33.8 38.8 $ 16.45 Implied 2009E P/E at Pro Forma Price Tower Current $ 22.00 7.4 x 5.9 x 6.1 x 6.3 x 6.4 x 6.6 x 5.9 x 24.00 6.5 6.6 6.9 7.0 7.2 6.5 26.00 7.0 7.2 7.4 7.6 7.8 7.0 28.00 7.6 7.7 8.0 8.2 8.4 7.6 30.00 Implied Price / 12/31/2008 Book Value at Pro Forma Price 8.1 8.3 8.6 8.8 9.0 8.1 $ 22.00 1.56 x 1.24 x 1.22 x 1.21 x 1.20 x 1.19 x 1.24 x 24.00 1.35 1.34 1.32 1.31 1.30 1.35 26.00 1.46 1.45 1.43 1.42 1.41 1.46 28.00 1.57 1.56 1.54 1.53 1.52 1.57 30.00 1.69 1.67 1.65 1.64 1.62 1.69 Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management. Pro Forma Impact of Tower Alternatives 27

CONFIDENTIAL

Goldman Sachs

# Analysis at Various Exchange Ratios

**CastlePoint Perspective**

### Value Impact to CastlePoint – Pro Forma Stock Price

**Blended Multiple (Earnings Weighted)**

| | | CastlePoint Purchase Price | | | | |
|---|---|---|---|---|---|---|
| | | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 |
| Prem. to Current | | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % |
| | $ 23.00 | $ 11.15 | $ 11.46 | $ 11.91 | $ 12.18 | $ 12.43 |
| Tower | 24.00 | 10.99 | 11.30 | 11.74 | 12.00 | 12.26 |
| Price | 25.17 | 10.82 | 11.13 | 11.55 | 11.81 | 12.06 |
| | 26.00 | 10.71 | 11.01 | 11.43 | 11.69 | 11.93 |
| | 27.00 | 10.58 | 10.88 | 11.29 | 11.54 | 11.78 |

**Tower Multiple**

| | | CastlePoint Purchase Price | | | | |
|---|---|---|---|---|---|---|
| | | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 |
| Prem. to Current | | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % |
| | $ 23.00 | $ 12.70 | $ 13.12 | $ 13.70 | $ 14.05 | $ 14.39 |
| Tower | 24.00 | 12.50 | 12.91 | 13.48 | 13.82 | 14.16 |
| Price | 25.17 | 12.27 | 12.68 | 13.23 | 13.58 | 13.90 |
| | 26.00 | 12.13 | 12.52 | 13.07 | 13.41 | 13.73 |
| | 27.00 | 11.96 | 12.34 | 12.89 | 13.22 | 13.54 |

### Value Impact to CastlePoint – Implied Premium / Discount to Current Price

**Blended Multiple (Earnings Weighted)**

| | | CastlePoint Purchase Price | | | | |
|---|---|---|---|---|---|---|
| | | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 |
| Prem. to Current | | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % |
| | $ 23.00 | 12.9 % | 16.1 % | 20.6 % | 23.4 % | 26.0 % |
| Tower | 24.00 | 11.4 | 14.5 | 18.9 | 21.6 | 24.2 |
| Price | 25.17 | 9.6 | 12.7 | 17.1 | 19.7 | 22.2 |
| | 26.00 | 8.5 | 11.5 | 15.8 | 18.4 | 20.9 |
| | 27.00 | 7.2 | 10.2 | 14.4 | 16.9 | 19.4 |

**Tower Multiple**

| | | CastlePoint Purchase Price | | | | |
|---|---|---|---|---|---|---|
| | | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 |
| Prem. to Current | | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % |
| | $ 23.00 | 28.7 % | 32.9 % | 38.8 % | 42.3 % | 45.8 % |
| Tower | 24.00 | 26.6 | 30.8 | 36.5 | 40.1 | 43.4 |
| Price | 25.17 | 24.4 | 28.4 | 34.1 | 37.6 | 40.9 |
| | 26.00 | 22.9 | 26.9 | 32.4 | 35.9 | 39.1 |
| | 27.00 | 21.2 | 25.1 | 30.6 | 33.9 | 37.1 |

*Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management.*

Pro Forma Impact of Tower Alternatives 28

CONFIDENTIAL Option B Pro Forma Impact Assumes Purchase Price of $12.25 per Share ($ in millions, except per share amounts) Pro Forma Income Pro Forma Equity Projected Projected Close 2009E 2010E 2011E Close 2009E 2010E 2011E Stand Alone Income CastlePoint Stand Alone Net Income - A2 management Tower Stand Alone Net Income - A2 management Business-Related Adjustments Plus: Cost Synergies (post-lax) Plus: Change in Accounting from TRM to MGA (post-tax) Less: Taxes on CastlePoint Net income Transaction-Related Adjustments Plus: FAS 115 Purchase Accounting Amortization Less: Interest on New Debt Issued (post-tax) Less: Amortization of Debt Issuance Fee (post-tax) Less: Elimination of Tower Ownership of CastlePoint Shares $ 91.6 80.0 $ 3.6 (4.4) (32.1) $ 0.0 (3.2) (0.1) (4.0) $ 103.8 94.6 $ 7.2 (0 9) (36.3) $ 0.0 (3.2) (0.1) (4.5) $ 115.2 113.3 $ 7.4 (1.0) (40.3) $ 0.0 (3.2) (0.1) (5.0) Beginning Common Equity Plus: New Equity Issued Less: Transaction Fees (Excl. Financing Fees) Pro Forma Net Income Less: Common Dividends Ending Common Equity (ex. AOCI) Total Intangibles and Goodwill Ending Tangible Common Equity (ex. AOCI) Pro Forma Operating ROACE Tower Stand Alone Operating ROACE $ 381.3 217.8 (19.3) $ 579.8 116.9 (6.5) $ 690.3 135.1 (6.5) $ 819.0 154.2 (6.5) $ 579.8 24.2 $ 690.3 24.2 $ 819.0 24.2 $ 966.7 24.2 $ 555.6 $ 666.1 18.4% 19.1 $ 794.7 17.9% 18.9 $ 942.5 17.3% 18.9 Operating ROACE BPS Change (68) bps (95) bps (158) bps Pro Forma Operating ROATCE Tower Stand Alone Operating ROATCE 19.1% 21.1 18.5% 20.5 17.8% 20.2 Pro Forma Net Income $ 116.9 $ 135.1 $ 154.2 Pro Forma Shares Beginning Shares Outstanding 23.6 Plus: Shares Issued 8.7 32.3 32.3 32.3 —Operating ROATCE BPS Change (199) bps (200) bps (245) bps Pro Forma BVPS (ex. AOCI) Tower Stand Alone BVPS (ex. AOCI) $ 17.96 16.14 $ 21.39 19.33 $ 25.37 23.13 $ 29.95 27.72 Ending Shares Outstanding 32.3 Average Shares Outstanding 32.3 32.3 32.3 32.3 32.3 32.3 BVPS Accretion / (Dilution) 11.3% 10.7% 9.7% 8.0 % Pro Forma EPS Tower Stand Alone EPS - A2 management Accretion / Dilution ($) Accretion / Dilution (%) $ 3.62 3.39 $ 0.24 7.0% $ 4.19 4.00 $ 0.18 4.6% $ 4.78 4.79 (0.3)% Pro Forma Tangible BVPS (ex. AOCI) Tower Stand Alone Tangible BVPS (ex. AOCI) $ 17.21 14.43 $ 20.64 17.62 $ 24.62 21.42 $ 29.20 26.02 Tangible BVPS Accretion / (Dilution) 19.3% 17.1% 14.9% 12.2 % Credit Statistics Pro Forma Debt / TAC 30.1% 18.4 % Tower Stand Alone Debt / TAC 10.9 9.1 Pro Forma Debt / Tangible TAC 31.2% 18.9 % Tower Stand Alone Debt/ Tangible TAC 11.9 9.8 respectively. Pro forma adjustments per guidance of Tower management. 15.7% 7.8 16.1% 8.3 13.9% 6.7 14.1% 7.1 Sources CastlePoint Cash On-Hand $ 125.0 Cash Contribution from CPRe 45.0 Debt 70.0 Common Equity 217.8 by CastlePoint and Tower management, Total Sources $ 457.8 Uses Gross Aggregate Purchase Price for CastlePoint Equity $ 469.0 Less: Value of CastlePoint Shares owned by Tower (31.2) Net Aggregate Purchase Price for CastlePoint Equity $ 437.8 Total Transaction Fees and Expenses 20.0 Total Uses $ 457.8 Pro Forma Ownership Tower 73.2 % CastlePoint 26.8 Note: CastlePoint A2 projections and Tower A2 projections provided Pro Forma Impact of Tower Alternatives 29

CONFIDENTIAL

Goldman Sachs

# Option B Pro Forma Impact

## Sources and Uses

**($ in millions)**

| | Offer Range | | | | | |
|---|---|---|---|---|---|---|
| **CastlePoint Purchase Price** | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 | $ 11.75 |
| **Premium to Current: $9.87** | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % | 19.0 % |
| **Premium to 3 Month VWAP: $10.09** | 16.5 | 21.4 | 28.8 | 33.8 | 38.8 | 16.5 |
| **Sources:** | | | | | | |
| CastlePoint Cash On-Hand | $ 125.0 | $ 125.0 | $ 125.0 | $ 125.0 | $ 125.0 | $ 125.0 |
| Cash Contribution from CPRe | 45.0 | 45.0 | 45.0 | 45.0 | 45.0 | 45.0 |
| Debt | 70.0 | 70.0 | 70.0 | 70.0 | 70.0 | 70.0 |
| Common Equity | 199.9 | 217.8 | 244.6 | 262.5 | 280.4 | 199.9 |
| Total Sources | $ 439.9 | $ 457.8 | $ 484.6 | $ 502.5 | $ 520.4 | $ 439.9 |
| **Uses:** | | | | | | |
| Gross Aggregate Purchase Price for CastlePoint Equity | $ 449.9 | $ 469.0 | $ 497.8 | $ 516.9 | $ 536.1 | $ 449.9 |
| Less: Value of CastlePoint Shares owned by Tower | (30.0) | (31.2) | (33.2) | (34.4) | (35.7) | (30.0) |
| Net Aggregate Purchase Price for CastlePoint Equity | $ 419.9 | $ 437.8 | $ 464.6 | $ 482.5 | $ 500.4 | $ 419.9 |
| Plus: Transaction Fees and Expenses | 20.0 | 20.0 | 20.0 | 20.0 | 20.0 | 20.0 |
| Total Uses | $ 439.9 | $ 457.8 | $ 484.6 | $ 502.5 | $ 520.4 | $ 439.9 |
| **Pro Forma Ownership** | | | | | | |
| Tower Ownership | 74.8 % | 73.2 % | 70.9 % | 69.4 % | 68.0 % | 74.8 % |
| CastlePoint Ownership | 25.2 | 26.8 | 29.1 | 30.6 | 32.0 | 25.2 |

*Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management.*

Pro Forma Impact of Tower Alternatives 30

CONFIDENTIAL Pro Forma Impact Tower Perspective ($ in millions) CastlePoint Purchase Price Premium to Current: $9.87 Premium to 3 Month VWAP: $10.09 Offer Range $ 13.00 $ 13.50 $ 14.00 31.7% 36.8% 41.8% 28.8 33.8 38.8 $ 11.75 19.0% 16.5 $ 11.75 $ 12.25 19.0% 24.1% 16.5 21.4 EPS Accretion / (Dilution) Delta Tower A2 management 2009E $ 3.39 $ 0.32 $ 0.24 $ 0.12 $ 0.04 $(0.04) $ 0.32 % EPS Accrretion / (Dilution) 9.4% 7.0%. 3.4% 1.0% (1.2)% 9.4% 2010E $ 4.00 $ 0.28 $ 0.18 $ 0.04 $(0.05) $(0.14) $ 0.28 % EPS Accrretion / (Dilution) 6.9% 4.6% 1.1% (1.2)% (3.4)% 6.9 % ROACE (ex. AOCI) Delta (bps) 2009E 19.1% (15) bps (68) bps (145) bps (195) bps (242) bps (15) bps 2010E 18.9 (52) bps (95) bps (157) bps (198) bps (237) bps (52) bps ROATCE (ex. AOCI) Delta (bps) 2009E 21.1% (203) bps (199) bps (192) bps (187) bps (183) bps (203) bps 2010E 20.5 (204) bps (200) bps (194) bps (190) bps (185) bps (204) bps Pro Forma Common BVPS ex. AOCI 31-Dec-2008 (At Close) - Stated $ 16.14 10.3% 11.3% 12.7% 13.6% 14.5% 10.3% 31-Dec-2008 (At Close) - Tangible 14.43 22.2 19.3 14.9 12.0 9.1 22.2 Adjusted Debt / TAC 31-Dec-2008 (At Close) 10.9% 31.2% 30.1% 28.6% 27.6% 26.7% 31.2 % Adjusted Debt / Tangible Capital 31-Dec-2008 (At Close) 11.9% 31.4% 31.2% 30.9% 30.8% 30.6% 31.4 % Tower Share Price Impact: P / E Basis Blended 2009 P / E (Earnings Weighted) 5.7 x $ 21.00 $ 20.53 $ 19.85 $ 19.39 $ 18.96 $ 21.00 Tower 2009 P / E 7.4 27.53 26.93 26.03 25.43 24.86 27.53 Premium to Current Tower ($25.17) Blended 2009 P / E (Earnings Weighted) 5.7 x (16.6)% (18.4)% (21.1)% (23.0)% (24.7)% (16.6)% Tower 2009 P / E 7.4 9.4 7.0 3.4 1.0 (1.2) 9.4 Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management. Pro Forma Impact of Tower Alternatives 31

CONFIDENTIAL

Goldman Sachs

# Option B Pro Forma Impact

## CastlePoint Perspective

**($ in millions)**

| | | Offer Range | | | | | |
|---|---|---|---|---|---|---|---|
| **CastlePoint Purchase Price** | | $ 11.75 | $ 12.25 | $ 13.00 | $ 13.50 | $ 14.00 | $ 11.75 |
| **Premium to Current: $9.87** | | 19.0 % | 24.1 % | 31.7 % | 36.8 % | 41.8 % | 19.0 % |
| **Premium to 3 Month VWAP: $10.09** | | 16.5 | 21.4 | 28.8 | 33.8 | 38.8 | 16.5 |
| **Exchange Ratio** | | 0.22 x | 0.24 x | 0.27 x | 0.29 x | 0.31 x | 0.22 x |
| **2009 EPS - CastlePoint Perspective** | | | | | | | |
| Pro Forma EPS | | $ 0.82 | $ 0.88 | $ 0.95 | $ 1.00 | $ 1.04 | $ 0.82 |
| Accretion / Dilution ($) | | (1.57) | (1.51) | (1.44) | (1.39) | (1.35) | (1.57) |
| Accretion / Dilution (%) | | (65.6)% | (63.3)% | (60.2)% | (58.3)% | (56.4)% | (65.6)% |
| **Cash Consideration to CastlePoint Shareholders** | | $ 6.16 | $ 6.16 | $ 6.16 | $ 6.16 | $ 6.16 | $ 6.16 |
| **Value of Tower Shares - CastlePoint Perspective** | | | | | | | |
| Blended 2009 P / E (Earnings Weighted) | 5.7 x | $ 4.67 | $ 4.97 | $ 5.40 | $ 5.66 | $ 5.91 | $ 4.67 |
| Tower 2009 P / E | 7.4 | 6.12 | 6.52 | 7.08 | 7.42 | 7.75 | 6.12 |
| **Blended 2009 P / E (Earnings Weighted)** | | | | | | | |
| Pro Forma Value to CastlePoint Shareholders | 5.7 x | $ 10.82 | $ 11.13 | $ 11.55 | $ 11.81 | $ 12.06 | $ 10.82 |
| Premium / (Discount) to Current: $9.87 | | 9.6 % | 12.7 % | 17.1 % | 19.7 % | 22.2 % | 9.6 % |
| Premium / (Discount) to Offer Price | | (7.9) | (9.2) | (11.1) | (12.5) | (13.8) | (7.9) |
| **Tower 2009 P / E** | | | | | | | |
| Pro Forma Value to CastlePoint Shareholders | 7.4 x | $ 12.27 | $ 12.68 | $ 13.23 | $ 13.58 | $ 13.90 | $ 12.27 |
| Premium / (Discount) to Current: $9.87 | | 24.4 % | 28.4 % | 34.1 % | 37.6 % | 40.9 % | 24.4 % |
| Premium / (Discount) to Offer Price | | 4.5 | 3.5 | 1.8 | 0.6 | (0.7) | 4.5 |

*Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management.*

Pro Forma Impact of Tower Alternatives 32

CONFIDENTIAL IV. Analysis of Tower Capital Management Alternatives Analysis of Tower Capital Management Alternatives 33

CONFIDENTIAL

Goldman Sachs

# Overview of Tower Alternatives

For Illustrative Purposes Only

## Summary Assumptions

- **Equity Raise: Retain Business**
  - $175mm equity raise at a 15% discount to current
  - Assumed underwriting leverage of 1.1x net premiums written / surplus
  - Loss of earnings based on 92% combined ratio and 5.5% yield on investment income
- **Equity Raise: Cede Business**
  - $175mm equity raise at a 15% discount to current
  - Additional $192.5mm of premium ceded to Swiss Re
  - 5% pre-tax override commission in addition to the ~7% currently earned through CastlePoint
  - 15% after-tax ROE on "freed up" capital ($175mm) due to additional ceding

## Pro Forma Impact

| CastlePoint Purchase Price | Tower Mgmt (A2) | $175mm Equity Raise: Retain Bus. | $175mm Equity Raise: Cede Bus. |
|---|---|---|---|
| **EPS Accretion / (Dilution)** | | | |
| 2009E | $ 3.39 | $ 3.06 | $ 3.60 |
| % EPS Accretion / (Dilution) | | (9.5)% | 6.4 % |
| 2010E | $ 4.00 | $ 3.67 | $ 4.21 |
| % EPS Accretion / (Dilution) | | (8.4)% | 5.1 % |
| **ROACE (ex. AOCI) Delta (bps)** | | | |
| 2009E | 19.1 % | (291) bps | (32) bps |
| 2010E | 18.9 | (226) bps | (48) bps |
| **Pro Forma Common BVPS ex. AOCI** | | | |
| 31-Dec-2008 (At Close) - Stated | $ 16.14 | 8.4 % | 8.4 % |
| 31-Dec-2008 (At Close) - Tangible | 14.43 | 12.4 | 12.4 |
| **Adjusted Debt / TAC** | | | |
| 31-Dec-2008 (At Close) - Stated | 10.9 % | 7.7 % | 7.7 % |
| 31-Dec-2008 (At Close) - Tangible | 11.9 | 8.2 | 8.2 |
| **2009 Underwriting Leverage** | | | |
| GPW / Surplus | 2.2 x | 1.5 x | 1.4 x |
| NPW / Surplus | 0.9 | 1.0 | 1.0 |
| **Tower Share Price Impact: P / E Basis** | | | |
| Blended 2009 P / E (Earnings Weighted) | 5.7 x | NM | NM |
| Tower 2009 P / E | 7.4 | $ 22.77 | $ 26.79 |
| **Premium to Current Tower ($25.17)** | | | |
| Blended 2009 P / E (Earnings Weighted) | 5.7 x | NM | NM |
| Tower 2009 P / E | 7.4 | (9.5)% | 6.4 % |

*Note: Tower A2 projections provided by Tower management.*

Analysis of Tower Capital Management Alternatives 34

CONFIDENTIAL Pro Forma Impact of Tower Capital Raise Raise $175mm at 15% Discount to Market; Retain Business ($ in millions, except per share amounts) For Illustrative Purposes Only Pro Forma Income Pro Forma Equity Projected Projected Close 2009E 2010E 2011E Close 2009E 2010E 2011E Stand Alone Operating Income (A2) Selected Adjustments (After-Tax) Gain in Underwriting Income Gain in Investment Income Gain / (Loss) of Override Return on Redeployed Capital Total Adjustments Pro Forma Operating Income Pro Forma Shares - Beginning Shares Outstanding Shares Issued Ending Shares Outstanding Average Shares Outstanding $ 80.0 $ 9.1 8.4 - $ 94.8 $ 10.0 12.0 - $ 113.3 $ 11.2 14.8 - - Beginning GAAP Equity (Ex-AOCI) Plus: Equity Raised Plus: Net Income Less: Common Dividends GAAP Equity (Ex-AOCI) Goodwill & Intangibles Total Tangible Equity Pro Forma Operating ROACE Tower Stand Alone Operating ROACE 16.9% $ 381.3 175.0 $ 556.3 97.4 (6.4) $ 647.4 - 116.6 (6.4) $ 757.6 - 139.2 (6.4) $ 556.3 (40.3) $ 647.4 (40.3) $ 757.6 (40.3) $ 890.5 (40.3) $ 516.0 $ 607.0 16.2% 19.1 $ 717.2 16.6% 18.9 $ 850.1 18.9 23.6 8.2 $ 17.4 $ 97.4 31.8 - $ 22.0 $ 116.6 31.8 - $ 26.0 $ 139.2 31.8 Operating ROACE BPS Change (291) bps (226) bps (196) bps Pro Forma Operating ROATCE Tower Stand Alone Operating ROATCE 17.4% 21.1 17.6% 20.5 17.8% 20.2 31.8 31.8 31.8 31.8 Operating ROATCE BPS Change (378) bps (290) bps (244) bps Pro Forma EPS Status Quo - Stand Alone EPS Accretion / Dilution ($) Accretion / Dilution (%) $ 3.06 3.39 $(0.32) (9.5)% $ 3.67 4.00 $(0.34) (8.4)% $ 4.38 4.79 $(0.42) (8.7)% Pro Forma BVPS (ex. AOCI) Tower Stand Alone BVPS (ex. AOCI) $ 17.49 16.14 $ 20.35 19.33 $ 23.82 23.13 $ 28.00 27.72 BVPS Accretion / (Dilution) 8.4% 5.3% 3.0% 1.0 % Pro Forms Tangible BVPS (ex. AOCI) Tower Stand Alone Tangible BVPS (ex. AOCI) $ 16.22 14.43 $ 19.09 17.62 $ 22.55 21.42 $ 26.73 26.02 Tangible BVPS Accretion / (Dilution) 12.4% 8.3% 5.3% 2.7 % Credit Statistics Pro Forma Debt I TAC Tower Stand Alone Debt / TAC Pro Forma Debt / Tangible TAC Tower Stand Alone Debt / Tangible TAC 7.7% 10.9 8.2% 11.9 8.7% 9.1 7.1 - - - - - % 9.8 5.9% 7.8 6.2% 8.3 5.1% 6.7 5.3% 7.1 Analysis of Tower Capital Management Alternatives 35

CONFIDENTIAL Pro Forma Impact of Tower Capital Raise Raise $175mm at 15% Discount to Market; Cede $175mm to Swiss Re ($ in millions, except per share amounts) For Illustrative Purposes Only Pro Forma Income Pro Forma Equity Projected Projected Close 2009E 2010E 2011E Close 2009E 2010E 2011E Stand Alone Operating Income (A2) $ 80.0 $ 94.6 $ 113.3 Selected Adjustments (After-Tax) Gain in Underwriting income - - - Gain in Investment Income - - - Gain / (Loss) of Override 6.3 6.3 6.3 Return on Redeployed Capital 28.4 33.0 38.3 Beginning GAAP Equity (Ex-AOCI) Plus: Equity Raised Plus: Net Income Less: Common Dividends GAAP Equity (Ex-AOCI) Goodwill & Intangibles Total Tangible Equity Pro Forma Operating ROACE Tower Stand Alone Operating ROACE 18.2% $ 381.3 $ 556.3 175.0 114.6 (6.4) $ 664.6 133.8 (6.4) $ 792.0 157.8 (6.4) $ 556.3 $ 664.6 (40.3) (40.3) $ 792.0 (40.3) $ 943.5 (40.3) $ 516.0 $ 624.2 18.8% 19.1 $ 751.7 18.4% 18.9 $ 903.2 18.9 Total Adjustments $ 34.6 $ 39.2 $ 44.6 Pro Forma Operating Income $ 114.6 $ 133.8 $ 157.8 Pro Forma Shares Beginning Shares Outstanding 23.6 31.8 31.8 31.8 Plus: Shares Issued 8.2 - Operating ROACE BPS Change (32) bps (48) bps (67) bps Pro Forma Operating ROATCE Tower Stand Alone Operating ROATCE 20.1% 21.1 19.4% 20.5 19.1% 20.2 Ending Shares Outstanding 31.8 31.8 31.8 31.8 Average Shares Outstanding Operating ROATCE BPS Change (102) bps (106) bps (114) bps Pro Forma BVPS (ex. AOCI) Tower Stand Alone BVPS (ex. AOCI) $ 17.49 $ 20.90 16.14 19.33 $ 24.90 23.13 $ 29.67 27.72 Pro Forma EPS $ 3.60 $ 4.21 $ 4.96 Status Quo - Stand Alone EPS 3.39 4.00 4.79 Accretion / Dilution ($) $ 0.22 $ 0.20 $ 0.17 Accretion / Dilution (%) 6.4% 5.1% 3.5 % BVPS Accretion / (Dilution) 8.4% 8.1% 7.7% 7.0 % Pro Forma Tangible BVPS (ex. AOCI) Tower Stand Alone Tangible BVPS (ex. AOCI) $ 16.22 $ 19.63 14.43 17.62 $ 23.63 21.42 $ 28.40 26.02 Tangible BVPS Accretion / (Dilution) 12.4% 11.4% 10.3% 9.2 % Credit Statistics Pro Forma Debt / TAC Tower Stand Alone Debt / TAC Pro Forma Debt / Tangible TAC Tower Stand Alone Debt / Tangible TAC 7.7% 6.6% 10.9 9.1 8.2% 7.0% 11.9 9.8 5.7% 7.8 5.9% 8.3 4.8% 6.7 5.0% 7.1 - - Analysis of Tower Capital Management Alternatives 36

CONFIDENTIAL Appendix A: Public Market Performance of CastlePoint Public Market Performance of CastlePoint 37

CONFIDENTIAL CastlePoint Share Price Performance Since CastlePoint IPO $18 - $16- $14 - $12 - $10 - $9.87 IPO Price: $14.50 Closing Price (USD) $8 Mar-2007 Source: Factset Jun-2007 Aug-2007 Oct-2007 Jan-2008 Mar-2008 Jun-2008 Public Market Performance of CastlePoint 38

CONFIDENTIAL CastlePoint Historical Trading Performance Since CastlePoint IPO Price / NTM Earnings – As of First Estimate Price / Book Value (ex-AOCI) 14x - 1.8x Average Average Since IPO 6 Month 3 Month Since IPO 6 Month 3 Month CastlePoint 7.7 x 6.3 x 5.5 x CastlePoint 1.2 x 1.0 x 0.9 x Selected Bermuda Peers 6.8 6.5 6.3 1.7 Selected Bermuda Peers 1.1 1.0 0.9 12x 1.6x 10x 8x 6x 4x 1.7x 1.6x 1.5x 1.4x 1.3x 1.2x 1.1x 1.0x 0.9x 0.8x May-2007 Jul-2007 Oct-2007 Dec-2007 Mar-2008 May-2008 Mar-2007 Jun-2007 Aug-2007 Oct-2007 Jan-2008 Mar-2008 Jun-2008 Selected Bermuda Peers’ CastlePoint Source: Factset and IBES Note: Price to NTM earnings as of first available CastlePoint IBES estimates (17-May- 2007). 1 Selected Bermuda Peers include: Allied World, Arch, Aspen, Axis, Endurance, and Platinum. Public Market Performance of CastlePoint Price / NTM Earnings 6.1x 4.9x Price to Book Value (excl AOCI) 0.8x 0.9x 0.9x 39

CONFIDENTIAL CastlePoint Historical Price Performance Since CastlePoint IPO 120% 110% 90% 100% 380% 70% 60% - 50% 0.55x - 0.51x Average Since IPO 0.43 x 6 Month 0.40 3 Month 0.39 Average 0.46x - 0.42x - CastlePoint (22.7)% 2001 Bermuda 8.5 2005 Bermuda 0.2 0.38x 0.33x (38.9%) 0.39x 0.29x Mar-2007 Jun-2007 Aug-2007 Oct-2007 Jan-2008 Mar-2008 Jun-2008 Mar-2007 Jun-2007 Aug-2007 Oct-2007 Jan-2008 Mar-2008 Jun-2008 CastlePoint Selected Bermuda Peers’ CastlePoint / Tower Source: Factset 1 Selected Bermuda Peers include: Allied World, Arch, Aspen, Axis, Endurance, and Platinum. Public Market Performance of CastlePoint 40

CONFIDENTIAL CastlePoint Shares Traded at Various Prices 1 Month 3 Month Weighted Average Price: 10.37 USD Weighted Average Price: 10.09 USD Total Shares Traded as Percent of Shares Outstanding: 8.75% Total Shares Traded as Percent of Shares Outstanding: 24.58% 1,200 4,000 1,000 800 3,500 3,000 2,500 600 2,000 400 1,500 1,000 200 500 0 0 $9.66 9.93 10.20 10.47 $10.74 to to $9.20 9.56 9.92 10.29 $10.65 to to $9.92 $11.01 $9.55 $11.01 6 Month Since IPO Weighted Average Price: 10.91 USD Weighted Average Price: 12.59 USD Total Shares Traded as Percent of Shares Outstanding: 56.24% Total Shares Traded as Percent of Shares Outstanding: 147.67% 9,000 25,000 8,000 7,000 6,000 5,000 20,000 15,000 4,000 3,000 10,000 2,000 - 5,000 1,000 0 0 $9.20 9.99 10.78 11.57 $12.36 to to $9.20 10.66 12.12 13.58 $15.04 to to $9.98 $13.15 $10.65 - $16.50 Source: Factset Data as of 18-June-2008. Public Market Performance of CastlePoint Volume (000) Volume (000) Volume (000) Volume (000) 41

CONFIDENTIAL Comparison of Selected Insurers ($ in millions) USD Closing Price Company 18-Jun-2008 % of 52 Week High Equity Market Calendarized P/E Multiples L/T IBES CAGR Dividend Yield P/BV (ex AOCI) Adjusted Debt / Capital 2008 ROACE Cap (1) 2008 2009 Castle.Point - IBES $ 9.87 63.5% $ 378 5.6 x 4.5 x 13.5% 1.3% 0.9 x 23.7% 14.5 % Tower - IBES $ 25.17 70.9% $ 595 8.5 x 7.5 x 22.5% 0.8% 1.8 x 23.3% 20.0 % Selected Bermuda Peers 77.1% $ 5,222 6.2x 6.1 x 15.0% 2.2% 1.1x 12.8% 16.1 % Axis $ 32.25 Arch 68.86 89.8 4,607 6.6 6.6 5.0 0.0 1.1 9.6 15.4 Allied World 43.00 81.1 2,115 5.6 5.9 5.0 1.6 0.9 18.1 15.5 Aspen 24.76 81.6 2,140 6.1 5.7 10.0 2.4 0.9 15.4 14.1 Endurance 32.73 75.8 1,998 5.5 5.5 12.0 3.1 0.9 18.8 14.9 Platinum 34.10 90.1 1,691 6.0 6.5 12.5 0.9 0.9 14.1 13.4 Median-Selected Bermuda Peers 6.1 x 6.0 x 11.0% 1.9% 0.9 x 14.8% 15.1 % E&S / Specialty Insurers 73.3% $ 3,971 14.1 x 15.2 x 12.0% 0.0% 1.7 x 23.0% 11.9 Market $ 399.65 HCC 22.54 65.8 2,599 7.3 6.9 10.0 1.9 1.0 12.6 13.7 Philadelphia Consolidated 37.45 81.9 2,820 9.9 9.7 15.0 0.0 1.8 2.2 17.5 RLI 53.11 87.3 1,175 13.0 12.8 11.5 1.7 1.8 16.0 12.9 Argo 37.20 78.5 1,144 8.6 7.5 11.0 0.0 0.8 21.5 9.4 Amtrust 14.06 68.8 860 8.0 7.0 12.0 0.9 1.9 21.2 22.8 United America 14.20 55.7 493 8.5 7.8 11.0 0.0 0.6 14.7 7.1 National Interstate 24.25 67.3 475 10.4 9.7 12.0 0.9 2.1 6.5 19.4 Hallmark 11.22 65.4 234 8.3 8.3 15.0 0.0 1.2 24.4 14.5 Median- E&S / Specialty Insurers 8.6 x 8.3 x 12.0% 0.0% 1.7 x 16.0% 13.7 % Median- All Companies 8.0 x 7.0 x 12.0% 0.9% 1.1 x 15.4% 14.5 % Source: CaplQ, latest publicly available filings. 1 Based on fully-diluted shares. Public Market Performance of CastlePoint 42

CONFIDENTIAL CastlePoint "Value Map" Price / Book vs. ROACE Regression 1.25x 1.20x 1.15x 1.10x 1.05x 1.00x 0.95x 0.90x 0.85x  0.80x R2 = 47% Platinum  Aspen  Arch  Implied = 1.02x P/BV Allied World  Endurance Axis  (14.3%) Discount CastlePoint - Management CastlePoint - IBES  13% Source: Factset . Data as of 18-June-2008. 14% 15% 16% 2008E ROACE - 17% Public Market Performance of CastlePoint Price / Book Value (ex AOCI) 43

CONFIDENTIAL

Goldman Sachs

# Research Analyst Views on CastlePoint

## Select Analyst Commentary

*"CastlePoint Holdings enjoyed dramatic growth in 2007 with operating EPS rising 141%. As a result of the recent results and favorable outlook, we are maintaining our Buy rating and $16 price target…The performance is almost unprecedented given the current soft pricing environment that affected the property / casualty insurance industry in 2007."*

- KeyBanc, 7-Mar-2008

*"Despite our belief that it could be difficult for shares of CastlePoint to see material upside over the next 3 – 6 months, we reiterate our Outperform rating, as we believe the longer-term prospects for the stock remain strong. Over the near term, CastlePoint is very much in a "show me" position as investors want to see premiums from deals that have been signed and those that are in the pipeline begin to have a more meaningful impact on the income statement. Until then, we believe that the shares will struggle to trade much above book value."*

- Fox-Pitt Kelton, 7-Mar-2008

## Summary Recommendations


Strong Buy
20%
Buy
80%

## Price Targets

| Firm Name | Recommendation | Target Price | Premium Over Current Price | Estimate Date |
|---|---|---|---|---|
| Fox-Pitt Cochran Caronia | BUY | $ 13.00 | 31.7 % | 6-May-2008 |
| Friedman, Billings, Ramsey & Co. | STRONG BUY | 17.00 | 72.2 | 7-May-2008 |
| Keefe, Bruyette & Woods, Inc. | BUY | 16.00 | 62.1 | 7-May-2008 |
| Keybanc Capital Mkts | BUY | 16.00 | 62.1 | 7-May-2008 |
| Piper Jaffray | BUY | 19.00 | 92.5 | 8-May-2008 |
| Median | | $ 16.00 | 62.1 % | |

Source: Bloomberg, Analyst Research
Note: Market data as of 18-June-2008

Public Market Performance of CastlePoint 44